UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2018

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350

Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if

changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2018, the Board of Directors (the “Board”) of Icagen, Inc. (the “Company”) approved an amendment to the Company’s employment agreement with Richard Cunningham, (the “Cunningham Amendment”). The Cunningham Amendment increased Mr. Cunningham’s salary to Three Hundred Seventy Five Thousand Dollars ($375,000) per year. Mr. Cunningham serves as the Chief Executive Officer of the Company.

On November 14, 2018, the Board approved an amendment to the Company’s employment agreement with Douglas Krafte, Ph.D., (the “Krafte Amendment”). The Krafte Amendment increased Dr. Krafte’s salary to Two Hundred Ninety Five Thousand Dollars ($295,000) per year and increased Dr. Krafte’s target bonus to up to 50% of his base salary. Dr. Krafte serves as the Chief Scientific Officer of the Company.

The information contained in this Item 1.01 regarding the Cunningham Amendment and the Kraft Amendment and are qualified in their entirety by the copy of each agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 for a description of the Cunningham Amendment and the Krafte Amendment. The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

On November 14, 2018, the Board granted under the Company’s 2015 Stock Incentive Plan the following: (i) options to each of the Company’s five non-executive members of the Board to purchase 25,000 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), of which 12,500 options vest immediately and 12,500 options vest on the one year anniversary of the date of grant,; (ii) an additional option to the Company’s Chairman of the Board to purchase 100,000 shares of Common Stock, which vests immediately; (iii) an option to the Company’s Chief Executive Officer to purchase 535,000 shares of Common Stock, which vests pro rata on a monthly basis over a three year period; (iv) an option to the Company’s Chief Scientific Officer to purchase 120,000 shares of Common Stock, which vests pro rata on a monthly basis over a three year period; and (v) an option to the Company’s Chief Financial Officer to purchase 100,000 shares of Common Stock, which vests immediately. All of the stock options granted have an exercise price of $3.50 per share and, subject to early expiration, expire ten years after their date of grant.

In addition, the Board determined that the annual director cash compensation for the year ended December 31, 2018 would remain at $25,000.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated as of November 14, 2018, by and between Richard Cunningham and the Company*

10.2	Amendment to Employment Agreement, dated as of November 14, 2018, by and between Douglas Krafte and the Company*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name: Title:	Mark Korb Chief Financial Officer

2